He	alth Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact:	Media Contact:

Angie McCabe 818.676.8692 angie.mccabe@healthnet.com	Margita Thompson 818.676.7912 margita.n.thompson@healthnet.com

HEALTH NET TO RESUME STOCK REPURCHASE PROGRAM

LOS ANGELES, December 8, 2009 – Health Net, Inc. (NYSE:HNT) today announced that its Board of Directors has authorized the company to resume repurchases of its common stock under its existing stock repurchase program. Of the aggregate amount approved under this program, approximately $103.3 million remains available for repurchase.

“We are pleased that our Board of Directors has authorized a resumption of share repurchases under our stock repurchase program,” said Jay Gellert, president and chief executive officer of Health Net, Inc. “The board’s action underscores our confidence about our future.”

Health Net may repurchase its common stock under the stock repurchase program from time to time in open market transactions, privately negotiated transactions, or through accelerated share repurchase programs, or by any combination of such methods. The timing of any repurchases and the actual number of shares repurchased will depend on a variety of factors, including the stock price, corporate and regulatory requirements, restrictions under the company’s debt obligations, and other market and economic conditions. The stock repurchase program may be suspended or discontinued at any time. The company intends to report on its repurchase activity in its quarterly financial disclosures.

About Health Net

Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s health plans and government contracts subsidiaries provide health benefits to approximately 6.6 million individuals across the country through group, individual, Medicare, Medicaid and TRICARE and Veterans Affairs programs. Health Net’s behavioral health subsidiary, MHN, provides mental health benefits to approximately 6.5 million individuals in all 50 states. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s Web site at www.healthnet.com.

Cautionary Statements

All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, any failure to close the pending sale of our Northeast business; costs, fees and expenses related to the pending sale and proposed post-closing administrative services; potential termination of our TRICARE North operations; rising health care costs; a continued decline in the economy; negative prior period claims reserve developments; investment portfolio impairment charges; volatility in the financial markets; trends in medical care ratios; unexpected utilization patterns or unexpectedly severe or widespread illnesses; membership declines; rate cuts affecting our Medicare or Medicaid businesses; litigation costs; regulatory issues; operational issues; health care reform; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s most recent Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q, and the risks discussed in the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

# # #